Exhibit 10.87

HIBERNIA CORPORATION

2003 LONG-TERM INCENTIVE COMPENSATION PLAN

Amendment No. 3

Whereas, Hibernia Corporation (the “Company”) maintains the Hibernia Corporation 2003 Long-Term Incentive Compensation Plan, which plan was first approved by the shareholders of the Company on April 23, 2003 (the “Plan”);

Whereas, the Company has entered into that certain Agreement and Plan of Merger dated as of March 6, 2005, as amended by Amendment No. 1, dated September 6, 2005, by and between the Company and Capital One Financial Corporation, pursuant to which the Company has agreed to merge with and into Capital One (the “Merger”);

Whereas, the Company and Capital One expect the Merger to be effective November 16, 2005 (such date, or such later date on which the Merger becomes effective, being the “Effective Time”);

Whereas, Section 11.1 of the Plan permits its amendment by action of the Board of Directors of the Company, without shareholder approval to the extent permitted by applicable law and stock exchange rules, and without the approval of any participant therein to the extent such amendment does not materially impair any option or other equity incentive granted or awarded thereunder; and

Whereas, the Board of Directors of the Company and its Executive Compensation Committee have determined that the Plan can be amended as provided herein without the consent of any person;

Now, Therefore, the Plan shall be amended, effective as of the Effective Time, as follows:

1. The provision in Section 3.5 of the Plan (as added by Amendment No. 2) that reads:

“(b) the Exchange Ratio (as defined in the Agreement and Plan of Merger dated March 6, 2005, by and between the Company and Capital One (the “Merger Agreement”)).”

shall be deleted and replaced with the following:

“(b) the Exchange Ratio (as defined in the Agreement and Plan of Merger dated March 6, 2005, as amended by Amendment No. 1 dated September 6, 2005, by and between the Company and Capital One (the “Merger Agreement”)).”

2. All references to the Merger Agreement in the Plan shall refer to the Agreement and Plan of Merger dated March 6, 2005, as amended by Amendment No. 1 dated September 6, 2005, by and between the Company and Capital One.

This Amendment was adopted by the Board of Directors of Hibernia Corporation on October 26, 2005, to be effective as provided herein.

Hibernia Corporation

By:	/s/ J. Herbert Boydstun
J. Herbert Boydstun
President and Chief Executive Officer
Date:	October 26, 2005